Exhibit 10.10

EXECUTION COPY

DEED OF TRUST NOTE

$13,700,000.00	June 14, 2005

FOR VALUE RECEIVED RLJ ANAHEIM SUITES HOTEL, L.P., a Delaware limited partnership, having an address at c/o RLJ Capital Partners, LLC, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: President (“Maker”), promises to pay to the order of GMAC COMMERCIAL MORTGAGE BANK, a Utah industrial bank (“Payee”), at one of its principal places of business at 6955 Union Park Center, Midvale, Utah 84047, Attention: President, or at such place as the holder hereof may from time to time designate in writing, the principal sum of Thirteen Million Seven Hundred Thousand and No/100 Dollars ($13,700,000.00) (the “Loan”), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Interest Rate (as such term is defined in Section 1(a) hereof), and to be paid in installments on the first (1st) day of each calendar month as follows:

(a) beginning on August 1, 2005 and on the first (1st) day of each of the next succeeding months thereafter (each, a “Monthly Payment Date”) through and including July 1, 2007, interest in arrears calculated at the Interest Rate on the basis of a three-hundred sixty (360) day year and charged on the principal balance outstanding from time to time for the actual number of days elapsed; and

(b) a constant payment of principal and interest in the amount of Eighty-Three Thousand Three Hundred Ninety-Five and 24/100 Dollars ($83,395.24) on the first (1st) day of August 1, 2007 and on each Monthly Payment Date thereafter through and including the Monthly Payment Date immediately prior to the Maturity Date (as defined below); each of such payments to be (i) computed based on a three-hundred-sixty (360) day year comprised of twelve (12) months of thirty (30) days each, and (ii)(A) applied first to the payment of interest then due and payable; and (B) the balance applied toward the reduction of the principal sum, except as otherwise provided in the Loan Documents (as hereinafter defined); and

(c) the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on July 1, 2010 (the “Maturity Date”). Interest on the principal sum of this Note shall be calculated on the basis of a three-hundred-sixty (360) day year and shall be charged on the principal balance outstanding from time to time for the actual number of days elapsed. The amortization required hereunder is based on an amortization schedule of three hundred (300) months. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

Maker has the option, effective any time during the term of the Loan, to arrange for the automatic wire transfer on the Monthly Payment Date of the monthly debt service payment amount as set forth above from Maker’s bank account to an account designated by Payee pursuant to the terms and conditions of an automatic payment authorization form, substantially in the form attached as Exhibit “A” hereto.

1. Calculation of Interest; Application of Payments.

(a) The term “Interest Rate” as used in this Note shall mean from the date of this Note through and including the date this Note is paid in full, a rate of five and forty-one hundredths percent (5.41%) per annum.

(b) Payments under this Note shall be applied first to the payment of interest and other costs and charges due in connection with this Note or the Debt (as such term is defined in Section 4 hereof), as Payee may determine in its sole discretion, and then to reduction of the outstanding principal balance.

(c) From and after the date of this Note, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Interest Rate. All of the Debt shall be due and payable on the Maturity Date.

(d) MAKER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS DO NOT PROVIDE FOR FULL AMORTIZATION OF THE PRINCIPAL SUM AND, THEREFORE, UPON THE MATURITY DATE OR EARLIER ACCELERATION, A BALLOON PAYMENT OF THE THEN OUTSTANDING BALANCE OF THE PRINCIPAL SUM WILL BE REQUIRED, ALONG WITH PAYMENT IN FULL OF OTHER SUMS DUE HEREUNDER.

2. Security for the Loan.

(a) This Note is secured by: (i) a Deed of Trust, Leasehold Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing dated as of the date hereof from Maker and RLJ Anaheim Suites Hotel Lessee, L.P., a Delaware limited partnership (“Accommodation Grantor”), collectively, as grantor, to Commonwealth Land Title Insurance Company, as Trustee, for the benefit of Payee, as beneficiary (the “Deed of Trust”) affecting the real property and improvements known as the “Hilton Suites” hotel located at 400 N. State College Boulevard, Orange, California (the “Property”); (ii) an Assignment and Leasehold Assignment of Leases, Rents and Profits dated as of the date hereof from Accommodation Grantor to Maker (the “Lease Assignment”); (iii) an Assignment of Assignment and Leasehold Assignment of Leases, Rents and Profits dated as of the date hereof from Maker to Payee (the “Assignment of Lease Assignment”); (iv) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker, and RLJ Urban Lodging Fund, L.P., a Delaware limited partnership and RLJ Urban Lodging Fund (PF #1), L.P., a Delaware limited partnership (collectively, “Guarantor”) (the “Environmental Agreement”); (v) a Guaranty of Recourse Obligations and Capital Expenditures dated as of the date hereof from Guarantor for the benefit of Payee (the “Guaranty”); (vi) an Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof from Accommodation Grantor for the benefit of Maker (the “Contract Assignment”); (vii) an Assignment of

Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof from Maker for the benefit of Payee (the “Assignment of Contract Assignment”); (viii) a Replacement Reserve Agreement dated as of the date hereof between Maker and Payee (the “Replacement Reserve”); (vii) intentionally deleted; (ix) a Consent, Subordination and Recognition Agreement dated as of the date hereof among Maker, Payee and Tarsadia Hotels, a California corporation (“Manager”) (the “Manager’s Consent”); (x) a Security Agreement dated as of the date hereof from Accommodation Grantor to Maker (the “Security Agreement”); (xi) an Assignment of Security Agreement dated as of the date hereof from Maker to Payee (the “Assignment of Security Agreement”); and (xii) such other documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments, reserve and/or escrow accounts and Uniform Commercial Code Financing Statements (such other documents, collectively, the “Other Security Documents”).

(b) As used herein, the term “Loan Documents” means, collectively, this Note, the Deed of Trust, the Lease Assignment, the Assignment of Lease Assignment, the Environmental Agreement, the Guaranty, the Contract Assignment, the Assignment of Contract Assignment, the Replacement Reserve, the Manager’s Consent, the Security Agreement, the Assignment of Security Agreement, the Other Security Documents and any and all other documents executed in connection with the Loan.

3. Late Charge. If any sum payable under this Note is not paid prior to the fifth (5th) day after the date such payment is due (other than at maturity or earlier acceleration), Maker shall pay to Payee on demand an amount equal to the lesser of: (i) five percent (5%) of such overdue and unpaid sum, or (ii) the maximum lawful rate of interest permitted on the overdue obligation outstanding for the period for which such amount is overdue, to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Deed of Trust and the other Loan Documents. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

4. Events of Default. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents (all such sums, collectively, the “Debt”), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (a) if any payment required in this Note is not paid prior to the fifth (5th) day after the date when due or on the Maturity Date; (b) upon the occurrence of any other default under this Note, which continues more than thirty (30) days following written notice thereof from Payee; provided, however, that if the cure of such default cannot reasonably be accomplished within such thirty (30) day period and Maker shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days from Payee’s notice of such default so long as Maker diligently and continuously proceeds to cure such default to Payee’s satisfaction; or (c) upon the happening of any other Event of Default under and as defined in the Deed of Trust (each of the foregoing, an “Event of Default”). In the event that Payee retains counsel to collect the Debt or to protect or foreclose the security provided in connection herewith, Maker also agrees to pay on demand all costs of collection incurred by Payee, including reasonable attorneys’ fees for the services of counsel whether or not suit is brought. In addition, the prevailing party shall be entitled to recover attorney fees in any suit or action on appeal.

5. Default Rate Interest. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker’s failure to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the Interest Rate plus five percent (5%) (the “Default Rate”), but not to exceed the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. The Default Rate interest shall be deemed secured by the Deed of Trust. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

6. Prepayment.

(a) Other than as set forth in Section 8 hereof, Maker shall have no right to prepay all or any portion of the Loan during the period commencing on the date hereof to but not including the Monthly Payment Date which is one (1) month prior to the Maturity Date. From and after one (1) month prior to the Maturity Date, the Loan may be prepaid in whole, but not in part, at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty or premium. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Maker shall provide not less than thirty (30) days’ prior written notice to Payee specifying the Monthly Payment Date (or, if applicable, any other date) on which such prepayment is to occur and indicating the principal amount of this Note to be so prepaid. Except as set forth above, this Note may not be prepaid prior to the Maturity Date; provided, however, at any time after the date which is the earlier of (i) two (2) years after the Loan is sold into a securitization, or (ii) December 31, 2007, and is at least thirty (30) days prior to the Maturity Date, Maker shall have the right and option to release the Property (as defined in the Deed of Trust) from the lien of the Deed of Trust in accordance with the terms and provisions set forth in Section 69 of the Deed of Trust.

(b) Notwithstanding anything herein to the contrary, no prepayment consideration shall be due in the event that Payee elects to apply the proceeds of a condemnation award or insurance settlement on the Property towards the reduction of the principal balance of this Note pursuant to the terms of the Deed of Trust. At Payee’s option, (i) the monthly payments of principal and interest on the Loan shall be reduced to an amount which would amortize the reduced outstanding principal balance of the Loan over the remaining amortization term, or (ii) the monthly payments of principal and interest shall not be modified and the partial prepayment shall be applied to the payments of principal otherwise due on the remaining monthly payment date(s) in inverse order of maturity, and the term of the Loan shall be reduced, if necessary, to reflect the actual Loan amortization schedule as modified by the application of this clause (ii).

7. Intentionally Deleted.

8. Repayment Upon Default. If all or any part of the principal amount of this Note is prepaid upon acceleration of the Loan following the occurrence of an Event of Default prior to the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, then, in addition to such principal payment, Maker shall be required to make such payments (the “Yield Maintenance Payments”) in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments payable on each Monthly Payment Date in respect of this Note (or the portion of all such interest payments corresponding to the portion of the principal of this Note to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months, and (B) the aggregate respective present values of all scheduled principal payments payable on each Monthly Payment Date in respect of this Note (or the then unpaid portion thereof to be prepaid upon acceleration) assuming the then outstanding principal balance of this Note is paid in full on the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months minus (ii) the then current outstanding principal amount of this Note (or the then unpaid portion thereof to be prepaid upon acceleration). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section 8 shall be determined in good faith by Payee and shall be conclusive and binding on Maker (absent manifest error). For purposes of this Section 8, the amount of this Note (or the portion of the principal of this Note to be prepaid upon acceleration) on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. For purposes hereof, “Treasury Constant Maturity Yield Index” shall mean the average yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (“FRB Release”) published during the second full week preceding the prepayment date (caused by acceleration of the Loan following the occurrence of an Event of Default) for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Payee shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 or above rounded upward).

9. Limitations on Recourse.

(a) Subject to the qualifications set forth in this Section, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note, the Deed of Trust, the Lease Assignment or the other Loan Documents by an action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Deed of Trust, the Lease Assignment or the other Loan Documents, and the interests in the Property and any other collateral given to Payee pursuant to the Deed of Trust, the Lease Assignment and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker’s interest in the Property and in any other collateral given to Payee. Payee, by accepting this Note, the Lease Assignment, the Deed of Trust and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under, by reason of, or in connection with this Note, the Deed of Trust, the Lease Assignment or the other Loan Documents. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Deed of Trust, the Lease Assignment, the Environmental Agreement, the Guaranty or the other Loan Documents; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with this Note, the Deed of Trust, the Lease Assignment or the other Loan Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the enforcement of the Lease Assignment; (vi) impair the right of Payee to bring suit with respect to fraud or material misrepresentation by Maker or any other person or entity in connection with the Deed of Trust, this Note, the Lease Assignment, the Environmental Agreement or the other Loan Documents; or (vii) affect the validity or enforceability of the Environmental Agreement or the Guaranty or limit the liability of Maker or any other party thereunder.

(b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Deed of Trust or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Deed of Trust, the Environmental Agreement, the Guaranty and the Other Security Documents.

(c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker and Guarantor shall, jointly and severally, indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee’s reasonable attorneys’ fees) arising out of or attributable or relating to any one (1) or more of the following:

(i) fraud or material misrepresentation by Maker or Guarantor in connection with the Loan, including, without limitation, any fraudulent or misrepresentative financing information regarding the financial condition of Maker or Guarantor;

(ii) the willful misconduct of Maker or Guarantor, their respective agents or employees, or the voluntary physical waste of the Property (failure to maintain or upkeep when there is sufficient net available cash flow or reserves therefrom available for such maintenance and upkeep);

(iii) the breach of provisions in the Deed of Trust or any of the other Loan Documents concerning Environmental Laws, Hazardous Substances and Asbestos (as each such term is defined in the Deed of Trust), and any indemnification of Payee in the Deed of Trust with respect to such Environmental Laws, Hazardous Substances and Asbestos;

(iv) the unauthorized removal or disposal of any portion of the Property after an Event of Default;

(v) the misapplication or conversion by Maker or Guarantor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (C) rents, issues, profits, proceeds, accounts or other amounts received by Maker or Guarantor (in the case of clause (C), following an Event of Default);

(vi) Maker’s failure to pay taxes, assessments, charges for labor or materials or other charges that results in liens on any portion of the Property, but only if such failure occurs at a time when the cash flow from the Property was adequate to pay such amounts;

(vii) the deductible amount of any insurance maintained in respect of the Property, which is in excess of the deductible amount required under the Deed of Trust, including, without limitation, insurance policies containing no exclusions or exceptions for terrorism or terrorist acts;

(viii) Maker’s failure to permit on-site inspections of the Property or to provide financial reports and information pertaining to the Property as required by the Deed of Trust, unless, in either case, such failure is the result of a good faith error and is cured within ten (10) days after notice;

(ix) any security deposits or advance deposits collected with respect to the Property which are not delivered to Payee upon a foreclosure of the Property or action in lieu thereof; provided, however, that this shall not apply to such deposits as have been properly expended by Maker or returned to the depositors;

(x) Maker’s failure to obtain Payee’s prior written consent to any subordinate financing, except as otherwise permitted under Section 11(d) of the Deed of Trust;

(xi) Maker’s failure to obtain Payee’s prior written consent to any voluntary transfer of the Property or of any ownership interest in Maker for which such prior written consent is required pursuant to Section 13 of the Deed of Trust; and

(xii) Maker’s failure to comply with the provisions of Section 11 of the Deed of Trust pertaining to its single purpose/single asset entity status, but excluding the following provisions of that Section 11: (f), (l) and (q).

(d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (a) above SHALL BE AND BECOME NULL AND VOID and shall be of no further force or effect if: (i) a voluntary bankruptcy or insolvency proceeding is commenced by Maker or managing member or general partner of Maker; or (ii) an involuntary bankruptcy or insolvency proceeding is commenced by any party (other than Payee) acting in collusion with Maker or Guarantor against Maker or its managing member or general partner, as applicable, and is not unconditionally dismissed within ninety (90) days of filing. Upon the occurrence of either of the foregoing events, Maker and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

(e) Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of Guarantor under the Guaranty or Maker or Guarantor under the Environmental Agreement.

10. No Usury. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt (or, if this Note and all other Debt have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Maker represents, covenants and warrants that (i) the indebtedness evidenced by this Note is being obtained for the purpose of acquiring and carrying on a business or commercial enterprise, (ii) all proceeds of such indebtedness will be used solely in connection with such business or commercial enterprise, and (iii) the proceeds of such indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors at the Federal Reserve System.

11. Transfers Not Permitted. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Property or ownership interests of Maker or Maker’s managing member or general partner except for transfers otherwise permitted in the Deed of Trust or any of the other Loan Documents.

12. Authority. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Deed of Trust and the other Loan Documents to which it is a party and that this Note, the Deed of Trust and the other Loan Documents constitute valid and binding obligations of Maker.

13. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Deed of Trust directed to the parties at their respective addresses as provided therein.

14. Loan Assumption. The Loan may not be assumed by any third party prior to the first (1st) anniversary of the date hereof. Thereafter, notwithstanding any other provision of the Loan Documents to the contrary, the Loan may be assumed one time by a third party approved by Payee in its sole and absolute discretion. Any approved assumption shall be subject to delivery to Payee of (a) an assumption agreement in form and substance reasonably acceptable to Payee; (b) an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Loan; (c) payment of all actual costs and expenses incurred by Payee in connection with the assumption; and (d) such other documents and legal opinions as Payee may reasonably require, including without limitation, a substantive non-consolidation legal opinion and written confirmation from all applicable rating agencies that such assumption will not cause such rating agency to withdraw, downgrade or qualify any then-current ratings for any securities backed by a pool of mortgage loans that includes the Loan.

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Deed of Trust is located and the applicable laws of the United States of America.

16. Time of Essence. Time is of the essence of each liability and obligation of Maker hereunder.

17. Certain Waivers. To the fullest extent permitted by law, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, notice of default, notice of intention to accelerate all sums under this Note or the Loan Documents, notice of acceleration of all sums under this Note or the Loan Documents, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default and any other notice as specifically provided for in this Note, the Deed of Trust or the Loan Documents). To the fullest extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Deed of Trust, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

18. Effect of Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall impair any right, power or remedy which Payee may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Note or any of the other Loan Documents, nor shall any waiver of any breach or default of Maker hereunder or under any of the other Loan Documents be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Payee would otherwise have.

19. Severability of Provisions. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the Deed of Trust or in any of the other Loan Documents, Maker may not directly or indirectly, sell, assign or otherwise transfer all or any part of the Property, or any of Maker’s rights and obligations under this Note, or take or permit any other action prohibited by the Deed of Trust, without the prior written consent of Payee, which Payee may give or withhold in its absolute discretion.

21. Transfer of Loan.

(a) Payee may, at any time, sell, transfer or assign this Note, the Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Payee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Payee now has or may hereafter acquire relating to Maker, Guarantor and the Property, whether furnished by Maker, Guarantor or otherwise, as Payee determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan; provided, however, that Payee shall use reasonable efforts not to unnecessarily disclose Maker’s and Guarantor’s confidential information, and provided further that any financial information of Guarantor, with the exception of evidence of the satisfaction of each Guarantor’s Net Worth Covenant (as defined in the Guaranty), shall not be specifically identified or incorporated into any preliminary or final offering or private placement memorandum, prospectus or registration statement in conjunction with any such transaction without Guarantor’s consent. Maker shall furnish and hereby consents to Payee furnishing to such Investor or such prospective Investor any and all information concerning Maker, Guarantor and the Property as may be reasonably requested by Payee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

(b) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Payee’s request, Maker and each Guarantor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Payee, such Investor or prospective Investor may reasonably require.

22. Securitization and Transfer. Payee may sell the Loan, interests in the Loan, issue securities backed by or evidencing ownership of the Loan in one or more public or private offerings and/or further tranche the Loan or divide the Loan into two or more component parts or notes (as described more fully in Section 23 below) and/or pledge the Loan (or any interest therein) at any time without Maker’s or Guarantor’s consent. Maker shall cooperate with Payee in connection with the sale, participation, pledge or the securitization of all or a part of the Loan and obtaining ratings from one (1) or more rating agencies, which cooperation shall include (i) providing additional information regarding the Property, Maker or any of its affiliates or Guarantor, including without limitation, additional appraisals, environmental reports, engineering reports and similar due diligence materials, and updates, verifications and consents with respect to such materials that were delivered on or prior to the date hereof (the “Closing Date”), (ii) supplying such documentation, financial statements, and reports that may be required to comply with Regulation S-X of the federal securities law, (iii) making modifications to the Loan Documents or Maker’s organizational documents, revisions to existing opinions or supplying additional opinions, and (iv) delivering additional Manager and/or Franchisor estoppel letters, subordination agreements or similar agreements, provided that no such modification, revision, additional documents, or other action in connection with such cooperation shall increase the substantive obligations or decrease the rights of Maker or Guarantor pursuant to the Loan Documents. The cost of providing such additional opinions, additional documents, revisions to existing opinions or modifications to the Loan Documents or other actions in connection with such cooperation shall be borne by Payee, including payment of Maker’s reasonable attorney’s fees. At the request of Payee, Maker shall make such representations and warranties as of the date of the securitization as are customary for makers to make in securitization transactions, review any factual information or disclosures with respect to the Property, Maker, and its affiliates contained in any private placement memorandum, prospectus, registration statement, or other offering materials relating to any sale or securitization of the Loan, and Maker and its sponsor or parent, as applicable, shall indemnify Payee against any loss or expense incurred as a result of any misstatements of factual information related to Maker, Guarantor or the Property, in any written offering material approved by Maker, its sponsor or parent or any of their affiliates.

23. Note Structure. Payee shall have the right, in its sole discretion, from and after the Closing Date and a sale, participation or securitization of the Loan, to require that the Loan be divided into two or more separate (or component) notes, of which the aggregate weighted average coupon rate shall, as of the sale or securitization, equal the initial Interest Rate on the Loan on the Closing Date (adjusted to account for amortization), but each of which may have a different interest rate and a different amortization schedule, which notes may be included in separate transactions, and which notes may be secured by pari-passu or senior/subordinate deeds of trust and security agreements. In no event shall such bifurcation of this Note affect the overall loan economics expected by Maker or Guarantor or alter Maker’s or Guarantor’s rights or obligations under the Loan Documents. Any costs incurred by Maker, including reasonable attorney’s fees, as a result of any action taken by Payee pursuant to this Section 23 shall be borne by Payee.

24. Remedies Available. The remedies of Payee, as provided herein or in any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, and any waiver or release with reference to any one event shall not be construed as continuing or as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

25. Maker’s Covenants. Maker agrees that (a) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq. (1982); (b) said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the State of California; (c) at the option of the Payee, the United States District Court for the district in which the Property is located and any court of competent jurisdiction of the state in which the Property is located shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note, the Deed of Trust and the Loan Documents and Maker shall not assert in any such action, suit or other proceeding that it is not personally subject to the jurisdiction of the courts in this subsection (c) that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper; and (d) it hereby waives any objections to venue.

26. Extension of Time. Maker consents to any extension of time for the payment hereof (other than a unilateral extension by Payee of the Maturity Date of the Loan), release of all or any part of the security for the payment hereof or release of any party liable for Maker’s liabilities or obligations hereunder or under any of the other Loan Documents. Any such extension or release may be made without notice to Maker and without discharging Maker’s liability.

27. Payee. Reference in this Note to “Payee” shall mean the original Payee hereunder so long as such Payee shall be the holder of this Note and thereafter shall mean any subsequent holder of this Note.

28. WAIVER OF JURY TRIAL

MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

29. Miscellaneous.

(a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

(b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement or other document in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(c) Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

(d) If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

30. Tax Identification Number. Maker represents and warrants that its current tax identification number is 20-2849790.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

31. Civil Code Section 2954.10. Maker hereby waives any and all rights of Maker under California Civil Code Section 2954.10, as amended from time to time, including the right to prepay the obligations secured hereby without penalty and the right to raise California Civil Code Section 2954.10 as a defense to any claim, exaction and collection by Payee of all amounts owing under Section 8 of this Note. By signing this provision where indicated below, Maker hereby agrees to the waiver and agreement set forth in this Section, and Maker hereby acknowledges and agrees that Maker has given individual weight to the consideration received by Maker for the waiver and agreement set forth in this Section, and Maker has received adequate consideration for the waiver and agreement set forth in this Section.

TJB
Maker’s Initials

IN WITNESS WHEREOF, Maker has duly executed and delivered this Deed of Trust Note under seal as of the day and year first above written.

MAKER:

RLJ ANAHEIM SUITES HOTEL, L.P., a Delaware limited partnership

By:	RLJ Anaheim Suites Hotel General Partner, LLC, a Delaware limited liability company

By:	/s/ Thomas J. Baltimore Jr.	(SEAL)
Name:	Thomas J. Baltimore Jr.
Title:	President

PAY TO THE ORDER OF
,
WITHOUT REPRESENTATION OR RECOURSE

GMAC COMMERCIAL MORTGAGE BANK

By:
Name:
Title:

Date:

EXHIBIT A

GMAC Commercial Mortgage Corporation

Note: All borrowers with fixed-rate loans may sign up for GMACCM’s Automatic Mortgage Payment Service.

With the Automatic Payment Service, monthly mortgage and escrow payments are automatically deducted from the borrower’s bank account.

To sign up for the Automatic Mortgage Payment Service, simply fill out the form below, and return the form, plus a voided check, to the GMACCM Attorney noted below. The GMACCM Attorney will forward the form, with the legal documents, to the GMACCM Deliver Manager, who will insure that Servicing Accounting/Auto Debit Department receives the form.

GMACCM Servicing will handle all the arrangements to get you started on this time and cost-saving payment service.

If there are any changes to your regular payment, GMACCM Servicing will send you a notice in advance of your debit. This will give you plenty of time to review the adjustments before your payment. If you have any question, you can call your Servicing Client Relations Manager.

Your Automatic Mortgage Payment will begin about one month after you complete and return the attached form to our office, and will be confirmed by a letter from GMACCM Servicing. All of your account information will be kept confidential

AUTOMATIC MORTGAGE PAYMENT SERVICE Authorization Form

I hereby authorize GMAC Commercial Mortgage to begin deductions from my account with the financial institution named below for payment of my mortgage.

I authorize	(Name of Banking Institution)

to charge my account the amount of my Regular Mortgage Payment on the due date of my mortgage note each month, payable to GMAC Commercial Mortgage.

Mortgage Loan Number as shown on your statement:

Name on your account (Please print):

Account Number from which you wish funds transferred (Exactly as shown on Financial Institution Records):

Checking Account Number:                                                               Money Market Account Number:

Your mailing address:
Street

	City	State	Zip Code

Daytime Phone Number: (    )

Signature(s) (Exactly as shown on Financial Institution Records):                                                                               Date:     /     /     .

If two signatures required,

Both persons must sign this form:                                                                                                                                  Date:     /     /     .

IMPORTANT NOTE: to ensure proper bank coding of your payment, it is imperative that you ATTACH A DEPOSIT SLIP OR VOIDED CHECK that you have marked “VOID” showing your complete account number.

Your Automatic Mortgage Payment Service will begin approximately one month after GMAC Commercial Mortgage has received this completed form.

RETURN TO: Christopher J. Hart, Esq. of Katten Muchin Rosenman LLP, Washington, DC

EXECUTION COUNTERPART

Hilton Suites - Anaheim

Anaheim, California

ALLONGE TO NOTE

October 4, 2006

A. WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5 (“Lender”), is the owner and holder of that certain Deed of Trust Note in the original principal amount of $13,700,000.00, dated June 14, 2005 (the “Note”), made by RLJ ANAHEIM SUITES HOTEL, L.P., a Delaware limited partnership (“Original Maker”), in favor of GMAC COMMERCIAL MORTGAGE BANK, a Utah industrial bank, now known as CAPMARK BANK, a Utah industrial bank (“Original Lender”).

B. Pursuant to that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing, dated as of June 14, 2005, granted by Original Maker and RLJ Anaheim Suites Hotel Lessee, L.P., a Delaware limited partnership, as accommodation grantor (“Original Lessee”), to the trustee named thereunder, for the benefit of Original Lender, recorded on June 15, 2005 as Instrument No. 2005000462710 in the Official Records of Orange County, California (“Recorder’s Office”) (the “Deed of Trust”), Original Maker irrevocably granted, transferred, conveyed and assigned all of its right, title and interest in, to and under the Property (as defined by the Deed of Trust) to Original Lender, and pursuant to that certain Assignment of Assignment and Leasehold Assignment of Leases, Rents and Profits from Original Maker to Original Lender, dated as of June 14, 2005 and recorded as of June 15,2005 as Instrument No. 2005000462712 in the Recorder’s Office (the “Assignment of Rents”), Original Maker irrevocably, absolutely and unconditionally, transferred, sold, assigned, pledged and conveyed to Original Lender all of its right, title and interest in and to the Leases and the Rents (as such terms are defined in the Assignment of Rents), for the purpose of securing (a) the debt evidenced by the Note, including interest thereon, and all modifications, extensions and renewals thereof, (b) the payment and performance of all the indebtedness of the Original Maker and other obligations of Original Maker under the Note, the Deed of Trust, Assignment of Rents and the other Loan Documents (as defined in the Deed of Trust); hereinafter termed the “Loan Documents”, and (c) the payment of any money advanced by the Original Lender, or its successors, under the terms of the Loan Documents or otherwise, together with interest thereon.

C. Original Lender assigned, sold and transferred its interest in the Loan and all Loan Documents to Lender pursuant to that certain Assignment of Deed of Trust, Leasehold Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Financing Statement and Assignment of Assignment of Leases and Rents recorded on January 13, 2006 as Instrument No. 2006000028576 in the Recorder’s Office, and Lender is the current holder of all of Original Lender’s interest in the Loan and Loan Documents.

D. Original Maker, with the consent of Lender, has, as of even date herewith, transferred the Property to KPA HS ANAHEIM LLC, a Delaware limited liability company (“Maker”), subject to the Deed of Trust and Maker has assumed each and every obligation under the Note, the Deed of Trust and the other Loan Documents. In connection therewith, Maker has executed and delivered to Lender that certain Loan Assumption and Modification Agreement (“Loan Assumption Agreement”) of even date herewith.

FOR VALUE RECEIVED, Maker represents, warrants and agrees, in favor of Lender, its successors and assigns, under the Note made by Original Maker, to which this Allonge is attached, as follows:

1. Confirmation of Recitals. Each of the foregoing statements is incorporated herein and is made a part hereof.

2. Loan Terms to Remain Same. Subject to the Loan Assumption Agreement, the terms of the Note, including, without limitation, the rate of interest accrual and the amount of monthly installments due thereunder are unchanged and shall remain in full force and effect, enforceable in accordance therewith.

3. Confirmation of Balance. The principal balance owing to Lender and pursuant to the Note is THIRTEEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($13,700,000.00), as of even date hereof, with interest accruing from and after October 1, 2006.

4. Confirmation of Obligations by Maker. Maker hereby confirms its obligation to pay, perform and discharge each and every obligation of payment and performance under and pursuant to the Note in accordance with its terms.

5. Estoppel. Maker hereby represents and warrants that there exist no defaults, defenses, offsets or claims by Maker under or pursuant to the Note, and fully, unconditionally and forever waives, relinquishes and discharges any defenses, offsets or claims which may now exist or hereafter accrue by reason of facts or circumstances presently in existence whether known or unknown as of the date hereof.

6. Miscellaneous. This Allonge shall be interpreted, construed and enforced according to the laws of the State of California, and shall be binding upon and inure to the benefit of Maker and Lender and their respective heirs, personal representatives, legal representatives, successors-in-title and assigns whether by voluntary action of the parties or by operation of law.

This Allonge is to be firmly affixed and attached to the Note, as a part thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed and delivered this Allonge to Note as of the date and year first above written.

MAKER:

KPA HS ANAHEIM LLC, a Delaware limited liability company

By:	/s/ Mark A. Murphy
Name:	Mark A. Murphy
Title:	Vice President and Secretary